Exhibit 10.1

Loan Agreement

This Loan Agreement (this “Agreement”) is made as of this 10th day of March, 2023 by and between [_] (“Lender”), Nature’s Miracle, Inc., a Delaware corporation (“NMI”), RedOne Investment Limited, a British Virgin Islands company (“RedOne”) and Lakeshore Acquisition II Corp., a Cayman Islands exempted company (“SPAC” and/or “Borrower”).

WHEREAS, SPAC was organized for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, an operating business; and

WHEREAS NMI has entered a merger agreement on September 9, 2022 with the SPAC;

WHEREAS RedOne is the sponsor of the SPAC;

WHEREAS, SPAC, and the other parties named therein entered into a merger agreement and plan of merger dated September 9, 2022 (the “Acquisition Agreement”), pursuant to which, among other things, SPAC will reincorporate to the State of Delaware by merging with and into LBBB Merger Corp., a Delaware corporation and wholly-owned subsidiary of Lakeshore (“PubCo”), with PubCo surviving as the publicly traded entity (the “Reincorporation”); and (ii) immediately after the Reincorporation, LBBB Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of PubCo (“Merger Sub”), will be merged with and into NMI, with NMI surviving as a wholly-owned subsidiary of Merger Sub (the “Merger”); and

WHEREAS, the proposed business combination is expected to complete by June 11, 2023.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows.

ARTICLE I

Definitions

Section 1. Definitions. In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined).

Section 1.01. Lending. Subject to the terms and conditions of this Agreement, “Lending” shall mean Lender’s promise to lend to Borrower a sum of $250,000.00 US Dollars on the condition that the aforementioned business combination will occur.

Section 1.02. Loan or Principal Amount. “Loan” or “Principal Amount” shall mean the sum of $250,000.00 U.S. Dollars.

Section 1.03. Closing. “Closing” shall mean March 10, 2023, 4:00pm ET.

Section 1.04. Merger Date. “Merger Date” shall mean June 11, 2023.

Section 1.05. Applicable Interest Rate. “Applicable Interest Rate” shall mean the London Interbank Offered Rate (LIBOR) Index Rate in effect at the time.

Section 1.06. Repayment Date. “Repayment Date” shall mean July 11, 2023.

Section 1.07. Bonus Shares. “Bonus Shares” shall mean 25,000 shares of the company that survives after Merger Date, and said Shares should be registered through S-1 filing with SEC immediately after the Merger closing.

Section 1.08. Trust Account. “Trust Account” shall mean the trust account described in Exhibit “A.”

ARTICLE II

Amount and terms of lending

Section 2.01. Lending. Lender shall make the Loan to Borrow on Closing; provided that SPAC proceeds with the proposed merger as described in the Acquisition Agreement dated September 9, 2022. The Loan shall be wired to the Trust Account.

Section 2.02. Repayment. Borrower shall pay Lender the Principal Amount from its trust account on or before Repayment Date. Borrower acknowledges and agrees, however, that, if, for any reason, Lender does not receive the full amount of Principal Amount by Repayment Date, the outstanding and unpaid Principal Amount, shall bear interest at the Applicable Interest Rate, shall be payable, with accrued interest, ON DEMAND.

Section 2.03. Security. RedOne hereby grants to Lender a first-priority security interest in the 1,725,000 ordinary shares (the “Shares”) of Borrower held by RedOne as collateral for repayment of the Principal Amount due to Lender pursuant to the terms hereof. RedOne acknowledges and agrees that Lender shall have exclusive security interest of the Shares up to the amount equivalent to Principal Amount. The Shares may not be transferred without Lender’s consent until the Repayment Date. If RedOne breaches this provision, Lender may declare all sums due under Agreement immediately due and payable, unless prohibited by applicable law. If the fair market value of the Shares does not exceed the Principal Amount on the Repayment Date, Borrower shall remain liable for the balance due while accruing interest at the maximum rate allowed by law. If Lender does not receive the Principal Amount by the Repayment Date, Lender may, at its option, declare all outstanding sums owed under this Agreement to be immediately due and payable. This includes any rights of possession in relation to the Shares.

ARTICLE III

Representations, Warranties And Covenants of the Maker

Borrower hereby represents and warrants to Lender on the date hereof and as of the Closing that:

Section 3.01 Organization. Borrower has the legal authority to execute, deliver and carry out the terms of this Agreement and to consummate the transactions contemplated hereby.

Section 3.02 Authority; Non-Contravention. This Agreement has been validly authorized, executed and delivered by Borrower and, assuming the due authorization, execution and delivery thereof by Lender, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by Maker does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which Borrower is a party which would prevent Borrower from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which Borrower is subject.

Section 3.03 No Legal Advice from Lender. Borrower acknowledges it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with Borrower’s own legal counsel, investment and tax advisors. Borrower is not relying on any statements or representations of Lender or any of its representatives or agents for legal, tax or investment advice with respect to this Agreement or the transactions contemplated by the Agreement.

ARTICLE IV

Representations and Warranties of the Lender

Lender hereby represents and warrants to Borrower on the date hereof and as of the Closing that:

Section 4.01 Organization. Lender has the legal authority to execute, deliver and carry out the terms of this Agreement and to consummate the transactions contemplated hereby.

Section 4.02 Authority; Non-Contravention. This Agreement is validly authorized, executed and delivered by Lender and assuming the due authorization, execution and delivery thereof by Borrower, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by Lender does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which Lender is a party which would prevent Lender from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which Lender is subject.

Section 4.03 Governmental Approvals. All consents, approvals, orders, authorizations, registrations, qualifications, designations, declarations or filings with any governmental or other authority on the part of Lender required in connection with the consummation of the transactions contemplated in the Agreement have been or shall have been obtained prior to and be effective as of the Closing.

ARTICLE V

Guarantee

Section 5.01. Guarantee. In consideration of Lender making the Loan to Borrower, RedOne and NMI, unconditionally, jointly and severally, guarantee the repayment of the Principal Amount to Lender and the performance by Borrower of all duties and obligations assumed by or imposed upon Borrower under any of the instruments executed by Borrower in connection with the Loan. RedOne and NMI hereby waive presentment and demand for payment, protest and notice of non-payment, and both RodOne and NMI subordinate to any rights Lender may now or hereafter have against Borrower and waive notice of acceptance hereof. RedOne and NMI consent that Lender may, without affecting its ability, compromise or release and grant extensions of time of payment of Borrower. Lender may proceed against RedOne and NMI without first proceeding against Borrower or any security or any other remedy, and RedOne and NMI agree to pay all attorneys’ fees and costs in the event collection becomes necessary. This guarantee shall not be discharged or effected by death of any of the undersigned and shall bind their respective heirs, administrators, representatives, successors and assignees. This is a continuing guarantee and shall remain in full force and effect until written revocation is received by Lender. Such revocation shall only affect indebtedness thereafter incurred and shall only affect the person giving said notice.

ARTICLE VI

Miscellaneous

Section 6.01 Disclosure. Notwithstanding anything in this Agreement to the contrary, the Borrower and SPAC shall not publicly disclose the name of Lender or any of its affiliates, or include the name of the Lender or any of its affiliates in any press release or in any filing with the Securities and Exchange Commission (the “Commission”) or any regulatory agency or trading market, without the prior written consent of the Lender, except (i) as required by the federal securities laws, and (ii) to the extent such disclosure is required by law, at the request of the staff of the Commission or regulatory agency or under the regulations of Nasdaq, in which case the Borrower and SPAC shall provide the Lender with prior written notice of such disclosure, and shall reasonably consult with the Lender regarding such disclosure.

Section 6.02 Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed via facsimile transmission or scanned copy, and any such executed facsimile or scanned copy shall be treated as an original.

Section 6.03 Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of California.

Section 6.04. Mediation and Arbitration. All disputes arising or related to this Agreement must exclusively be resolved first by mediation with a mediator selected by the parties, with such mediation to be held in Orange County, California. If such mediation fails, then any such dispute shall be resolved by binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association in effect at the time the arbitration proceeding commences, except that (a) California law and the Federal Arbitration Act must govern construction and effect, (b) the locale of any arbitration must be in Orange County, California, and (c) the arbitrator must with the award provide written findings of fact and conclusions of law. Any party may seek from a court of competent jurisdiction any provisional remedy that may be necessary to protect its rights or assets pending the selection of the arbitrator or the arbitrator’s determination of the merits of the controversy. The exercise of such arbitration rights by any party will not preclude the exercise of any self-help remedies (including without limitation, setoff rights) or the exercise of any non-judicial foreclosure rights. An arbitration award may be entered in any court having jurisdiction.

Section 6.05 Remedies Cumulative. Each of the parties hereto acknowledges and agrees that, in the event of any breach of any covenant or agreement contained in this Agreement by the other party, money damages may be inadequate with respect to any such breach and the non-breaching party may have no adequate remedy at law. It is accordingly agreed that each of the parties hereto shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to seek injunctive relief and/or to compel specific performance to prevent breaches by the other party hereto of any covenant or agreement of such other party contained in this Agreement. Accordingly, Borrower and SPAC hereby agree that Lender is entitled to an injunction prohibiting any conduct by the Borrower or SPAC in violation of this Agreement and Borrower and SPAC shall not seek the posting of any bond in connection with such request for an injunction. Furthermore, in any action by Lender to enforce this Agreement, Borrower and SPAC waive their right to assert any counterclaims and its right to assert set-off as a defense. The prevailing party agrees to pay all costs and expenses, including reasonable attorneys’ and experts’ fees that such prevailing party may incur in connection with the enforcement of this Agreement.

Section 6.06 Severability. If any term, provision or covenant of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated

Section 6.07 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

Section 6.08 Headings. The descriptive headings of the Sections hereof are inserted for convenience only and do not constitute a part of this Agreement.

Section 6.09 Entire Agreement; Changes in Writing. This Agreement constitutes the entire agreement among the parties hereto and supersedes and cancels any prior agreements, representations and warranties, whether oral or written, among the parties hereto relating to the transaction contemplated hereby. Neither this Agreement nor any provision hereof may be changed or amended orally, but only by an agreement in writing signed by the other party hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth on the first page of this Agreement.

Lender: [_]

By:
Name:
Title:

Borrower: LAKESHORE ACQUISITION II CORP.

By:
Name:	Bill Chen
Title:	Chief Executive Officer

Guarantor: REDONE INVESTMENT LIMITED

By:
Name:	Bill Chen
Title:	Managing Member

Guarantor: NATURE’S MIRACLE, INC.

By:
Name:	Tie (James) Li
Title:	Chief Executive Officer

Exhibit A

Wiring Instruction